EXHIBIT 10.3

Equity Incentive Plan Non-Qualified Stock Option Grants to Directors

On February 8, 2014, as approved by the Compensation Committee of  the Pernix Group, Inc. Board of Directors, stock option grants were awarded  in the amount and upon the terms and conditions set forth below.

General Terms of Grant:

•                                          Form of grant: Stock option awards for non-employee Directors of Pernix Group, Inc.

•                                          Term and vesting of stock options: The stock option grants vest equally over a 3 year period and are coterminous with the expiration date of the plan or 10 years from the date of the grant, whichever occurs sooner.

•                                          Grant date: February 8, 2014.

•                                          Exercise Price for Stock Options: To be determined based on fair market value.

•                                          Number of stock options:

		Stock Option
Don Gunther, Chairman	-	25,000

C. Robert Campbell, Director	-	26,000

Trudy Clark, Director	-	13,000

Max Engler, Director	-	13,000

Ibrahim Ibrahim, Director	-	13,000

Carl Smith, Director	-	13,000